Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

May 27, 2015

Monro Muffler Brake, Inc.

200 Holleder Parkway

Rochester, New York 14615

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-34290, 333-57432, 333-133044, 333-151196, 333-63880,  333-173129 and 333-196783) of Monro Muffler Brake, Inc. of our report dated May 28, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopersLLP

PricewaterhouseCoopers LLP

Rochester, New York

May 27, 2015